                                                    As amended November 26, 1990

                                DISTRIBUTION PLAN

   1. THE PLAN. This  Distribution  Plan (the "Plan") provides for the financing by Security  Income Fund (the "Fund") of activities  which are, or may be deemed to be,  primarily  intended  to  result  in  the  sale  of  shares  of the  Fund
(hereinafter called "distribution-related activities"). The principal purpose of this  Plan  is to  enable  the  Fund  to  supplement  expenditures  by  Security
Distributors,  Inc.,  the  Distributor  of its shares  (the  "Distributor")  for distribution-related  activities.  This  Plan is  intended  to  comply  with the requirements of Rule 12b-1 (the "Rule") under the Investment Company Act of 1940
(the "1940 Act).

   2. COVERED EXPENSES.

   (a) The  Fund  may  make  payments  under  this  Plan to the  Distributor  in connection with the following distribution-related activities:

      (i) Preparation, printing and distribution of the Prospectus and Statement of Additional Information and any supplement thereto used in connection with the offering of shares to the public;

      (ii) Printing of  additional  copies for use by the  Distributor  as sales literature,  of reports and other communications which were prepared by the Fund for distribution to existing shareholders;

      (iii) Preparation, printing and distribution of any other sales literature used in connection with the offering of shares to the public;

      (iv) Expenses incurred in advertising, promoting and selling shares of the
Fund to the public;

      (v) Any fees paid by the distributor to securities dealers as distribution or service fees who have  executed a Dealer's  Distribution  Agreement  with the
Distributor; and

      (vi)  Expenses  incurred  in  promoting  sales  of  shares  of the Fund by securities  dealers,  including  the  costs  of  preparation  of  materials  for presentations,  travel  expenses,  costs of  entertainment,  and other  expenses incurred in connection with promoting sales of Fund shares by dealers.  (Amended
11-26-90.)

   (b) Any payments to the Distributor for distribution-related activities shall be  made  pursuant  to the  agreement  between  the  Fund  and  the  Distributor contemplated  by Section 3 of this Plan. As required by the Rule, each agreement relating to the  implementation  of this Plan shall be in writing and subject to approval and  termination  pursuant to the provisions of Section 8 of this Plan.
However,  this Plan shall not obligate the Fund or any other party to enter into such agreement.

   (c) No payments  received by the Distributor  pursuant to this section are to be used to compensate the  Distributor  for its overhead  costs, or to reimburse the  Distributor  for interest,  financing or other  carrying costs which it may incur  in  financing  distribution-related  activities  for the  Fund.  (Amended
10-17-86.)

   3. AGREEMENT WITH  DISTRIBUTOR.  All payments to the Distributor  pursuant to this Plan shall be subject to and be made in compliance with a written agreement between the Fund and the  Distributor  containing  provisions  to the  following effect.

   (i) For the fiscal year of the Fund during which this Plan becomes  effective and for each  subsequent  fiscal year of the Fund during which this Plan remains in effect,  the  Distributor  shall submit to the Fund a budget setting forth in reasonable detail the  distribution-related  activities to which the Distributor proposes to apply payments made by the Fund hereunder.

   (ii) Before any payment is made to the  Distributor  in respect of any fiscal year,  the  budget  relating  thereto  shall be  approved  by vote of the Fund's
Directors,  including  the  affirmative  vote of a majority  of the  Independent
Directors.

   (iii) The  Distributor  shall furnish the Fund with quarterly  reports of its expenditures  pursuant to each budget so  approved,  together  with  receipts or other  appropriate  written  evidence  of the amounts  expended,  and such other
information   relating  to  such  budget  or   expenditures   or  to  the  other
distribution-related  activities  undertaken or proposed to be undertaken by the
Distributor  during such fiscal year under its  Distribution  Agreement with the
Fund as the Fund may reasonably request.

   4.  DISTRIBUTION   AGREEMENT.   The  Dealer's  Distribution   Agreement  (the
"Agreement")  contemplated  by  paragraph  2(v) above shall  permit  payments to securities  dealers by the Distributor only in accordance with the provisions of this  paragraph  and shall have the  approval  of the  majority  of the Board of
Directors  of the  Fund  including  a  majority  of the  directors  who  are not interested  persons of the Fund (those directors who are not interested  persons of the  Fund  and who have no  direct  or  indirect  financial  interest  in the operation of the Plan or any  agreement  related to the Plan) as required by the
Rule.  The  Distributor  may pay to the other party to any Agreement a quarterly fee for distribution and marketing  services  provided by such other party. Such quarterly fee shall be payable in arrears in an amount equal to such  percentage
( not in excess of .000685% per day or .25  annually) of the aggregate net asset value of the shares held by such other party's customers or clients at the close of business each day as  determined  from time to time by the  Distributor.  The distribution and marketing services  contemplated hereby shall include,  but are not limited to, answering inquiries regarding the Fund, account designations and addresses, maintaining the investment of such other party's customers or clients in the Fund and  similar  services.  In  determining  the  extent of such  other party's  assistance in maintaining  such investment by its customers or clients, the Distributor  may take into account the  possibility  that the shares held by such customer or client would be redeemed in the absence of such  quarterly fee.
(Amended 10-17-86.)

   5.  LIMITATIONS  ON COVERED  EXPENSES.  The basic  limitation on the expenses incurred by the Fund under Section 2 of this Plan in any fiscal year of the fund shall be  one-quarter  of one  percent  (.25%) of the Fund's  average  daily net assets for such fiscal year. The payments to be paid to the Distributor pursuant to this  Plan  shall be  prorated  and  charged  to each  Series  of the Fund in proportion to the relative net assets of each Series. (Amended 10-17-86.)

   6. DISINTERESTED  DIRECTORS.  While this Plan is in effect, the selection and nomination  of  Disinterested  Directors  of the Fund shall be  committed to the discretion  of the  Disinterested  Directors.  Nothing  herein shall prevent the involvement  of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of the Disinterested
Directors. (Amended 10-17-86.)

   7.  REPORTS.  While  this  Plan is in  effect  each  person  (other  than the
Distributor) entering an agreement with the Fund as contemplated by Section 2(c)
of this Plan shall  provide to the Fund,  at such  intervals  no less often than quarterly as it may require written reports setting forth in reasonable detail:

   (i)  Information  concerning the expenses  incurred and payments made by such person for the distribution-related  activities during the last preceding fiscal quarter or, if the Fund requires reports more frequently than quarterly,  during such shorter interval most recently ended, and

   (ii) Such other information as may be called for by the agreement between the
Fund and such person.

   8. EFFECTIVENESS, CONTINUATION, TERMINATION AND AMENDMENT. This Plan and each agreement  relating to the implementation of this Plan shall go into effect when approved.

   (i) By vote of the Fund's  directors,  including  the  affirmative  vote of a majority of the  independent  directors,  cast in person at a meeting called for the purpose of voting on the Plan or the agreement, and

   (ii) In the  case of  this  Plan,  also b a vote  of  holders  of at  least a majority of the outstanding  voting securities of each Series,  however,  in the event  that  this  plan is  approved  by such  vote  of the  outstanding  voting securities of one or more Series but not of one or more others,  this Plan shall be in effect with  respect to the former such Series but not with respect to the latter such Series; and

   (iii) Upon the  effectiveness  of an  amendment  to the  Fund's  registration statement,  reflecting  this  Plan,  filed  with  the  Securities  and  Exchange
Commission under the Securities Act of 1933. (Amended 10-17-86.)

This Plan and any agreements  relating to the implementation of this Plan shall, unless terminated as hereinafter provided,  continue in effect from year to year only so long as such  continuance is specifically  approved at least annually by vote of the Fund's  Directors,  including the affirmative  vote of a majority of its independent directors, cast in person at a meeting called for the purpose of voting  on such  continuance.  This  Plan  and any  agreements  relating  to the implementation  of this Plan may be terminated,  in the case of the plan, at any time or, in the case of any  agreements,  upon not more than sixty days' written notice by vote of a majority of the independent  directors or by the vote of the holders of a majority of the  outstanding  voting  securities of the Funds.  Any
agreement   relating  to  the   implementation  of  this  Plan  shall  terminate
automatically in the event it is assigned.  Any material  amendment to this Plan shall  require  approval  by vote of the Fund's  directors,  cast in person at a meeting  called  for the  purpose  of  voting  on such  amendment  and,  if such amendment  materially  increases the  limitations on expenses  payable under the
Plan, it shall also require approval by a vote of holders of at least a majority of the  outstanding  voting  securities  of the Fund. As applied to the Fund the phrase "majority of the outstanding  voting  securities"  shall have the meaning specified in Section 2(a) of the 1940 Act.

In the event this Plan should be terminated by the  shareholders or directors of the Fund,  the payments paid to the  Distributor  pursuant to the Plan up to the date of termination shall be retained by the Distributor.  Any expenses incurred by the  Distributor in excess of those payments will be the sole  responsibility of the Distributor.

                         AMENDMENT TO DISTRIBUTION PLAN

WHEREAS,  Security Income Fund (the "Fund") has adopted a Distribution Plan (the
"Distribution  Plan"),  under which the Fund supplements the expenditures of its principal  underwriter,  Security  Distributors,  Inc. (the  "Distributor")  for
distribution related activities with respect to Fund shares; and

WHEREAS, the Distribution Plan was last amended on November 26, 1990; and

WHEREAS,  on November  2, 2001 the Board of  Directors  of the Fund  approved an amendment to the Distribution Plan;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund amends its  Distribution  Plan as follows:

1.  Paragraph  2(a)(v)  shall be deleted in its entirety  and replaced  with the following new Paragraph 2(a)(v):

       (v) Any  Shareholder  Service Fees paid by the  Distributor to securities dealers  who  have  executed  a  Dealer's  Distribution  Agreement  with the
    Distributor,  or any  Shareholder  Service  Fees paid to entities  that have
    executed  a  Security  Funds   Shareholder   Services   agreement  with  the
    Distributor.  Shareholder  Service  Fees  shall  include  fees  for  account maintenance and personal service to shareholders, including, but not limited to,  answering  routine  customer  inquiries  regarding the Fund,  assisting customers in changing dividend options,  account designations and addresses, and in enrolling  into any of several  special  investment  plans offered in connection  with  the  purchase  of  the  Fund's  shares,  assisting  in the establishment  and  maintenance of customer  accounts and records and in the processing of purchase and redemption transactions,  investing dividends and
    capital   gains   distributions    automatically   in   shares,    providing
    sub-administration  and/or  sub-transfer  agency services for the benefit of the Fund and providing  such other  services as the Fund or the customer may reasonably request;

2.  Paragraph 3 shall be deleted in its entirety and replaced with the following new Paragraph 3:

       3. AGREEMENT WITH DISTRIBUTOR.  All payments to the Distributor  pursuant to this Plan shall be subject  to and be made in  compliance  with a written agreement  between the Fund and the Distributor  containing a provision that the Distributor shall furnish the Fund with quarterly written reports of the amounts expended and the purposes for which such  expenditures were made and such  other  information  relating  to  such  expenditures  or to the  other distribution-related  activities  undertaken or proposed to be undertaken by the  Distributor  during such fiscal year under its  Distribution  Agreement with the Fund as the Fund may reasonably request.

3.  Paragraph 4 shall be deleted in its entirety and replaced with the following new Paragraph 4.

       4. DEALER'S DISTRIBUTION  AGREEMENT.  The Dealer's Distribution Agreement
    and the Security Funds  Shareholder  Service  Agreement  (collectively,  the
    "Agreement")  contemplated  by Section 2(a)(v) above shall permit payment of
    Shareholder  Service Fees only in  accordance  with the  provisions  of this paragraph  and  shall  have the  approval  of the  majority  of the Board of
    Directors of the Fund, including the affirmative vote of a majority of those
    Directors who are not interested  persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan ("Independent Directors"),  as required by the Rule. The
    Distributor  may  pay to  the  other  party  to any  Agreement  a  quarterly
    Shareholder  Service  Fee for  shareholder  services  provided by such other party. Such quarterly Shareholder Service Fee shall be payable in arrears in an amount equal to a percentage (not in excess of .000685 percent per day or
    .25 percent annually) of the aggregate net asset value of the shares held by such other party's customers or clients at the close of business each day as determined from time to time by the  Distributor.  The shareholder  services contemplated hereby shall include, but are not limited to, answering routine customer  inquiries  regarding  the Fund,  assisting  customers  in changing dividend options,  account designations and addresses, and in enrolling into any of several  special  investment  plans  offered in  connection  with the
    purchase  of  the  Fund's  shares,   assisting  in  the   establishment  and
    maintenance  of  customer  accounts  and records  and in the  processing  of purchase and redemption transactions,  investing dividends and capital gains distributions  automatically in shares, providing  sub-administration and/or sub-transfer  agency services for the benefit of the Fund and providing such other services as the Fund or the customer may reasonably request.

IN WITNESS  WHEREOF,  the Security Income Fund has adopted this Amendment to the
Distribution Plan this 2nd day of November, 2001.

                                                  SECURITY INCOME FUND

                                                  By:    AMY J. LEE
                                                         -----------------------

                                                  Title: Secretary